Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Mar 28 2019 8:53AM
Original ID: 2019-000848448

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
WeTrade Group Inc.

II. The name and physical address of the registered agent of the corporation is:
Wyoming Registered Agent
1621 Central Ave
Cheyenne, WY 82001

III. The mailing address of the corporation is:
1621 Central Ave
Cheyenne, WY 82001

IV. The principal office address of the corporation is:
1621 Central Ave
Cheyenne, WY 82001

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	Unlimited	Common Par Value:	$0.0000
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Wyoming Registered Agent
1621 Central Ave, Cheyenne WY 82001

VII. The company can issue shares at any time, without a shareholder meeting or shareholder consent.

VIII. The company may at anytime, increase the number of shares, split their shares, forward or reverse, as well as change their name without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act.

IX. The company may amend the articles of incorporation at any time, by the way of board resolution, without a shareholders meeting consistent with the provisions of the Wyoming Business Corporations Act.

Signature: *Rose Garcia* Date: **03/28/2019**

Print Name: **Rose Garcia**

Title: **Assistant Secretary**

Email: **info@wyomingregisteredagent.com**

Daytime Phone #: **(307) 637-5151**

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Wyoming Registered Agent

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

- ☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or Incorporators.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Rose Garcia*	Date:	**03/28/2019**
Print Name:	**Rose Garcia**		
Title:	**Assistant Secretary**		
Email:	**info@wyomingregisteredagent.com**		
Daytime Phone #:	**(307) 637-5151**		

Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Wyoming Registered Agent, whose registered office is located at **1621 Central Ave, Cheyenne, WY 82001**, voluntarily consented to serve as the registered agent for **WeTrade Group Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Rose Garcia* Date: **03/28/2019**

Print Name: **Rose Garcia**

Title: **Assistant Secretary**

Email: **info@wyomingregisteredagent.com**

Daytime Phone #: **(307) 637-5151**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

WeTrade Group Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **March**, **2019** at **8:53 AM.**

Remainder intentionally left blank.

Edward A. Buchanan
Secretary of State

Filed Date: 03/28/2019

Filed Online By:

Rose Garcia

on 03/28/2019